UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

MARPAI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40904	86-1916231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 East Hillsborough Avenue, Suite 1417
Tampa, Florida		33610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 303-3483

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of June 29, 2023, Marpai, Inc. (the “Company”) effected a reverse stock split of its outstanding shares of Class A common stock (the “common stock”) at a ratio of one-for-four (the “Reverse Split”). The Reverse Split, which was approved by the Company’s board of directors and a majority of its stockholders at the Company’s special meeting convened on June 26, 2023, was consummated pursuant to a Certificate of Amendment filed with the Secretary of State of Delaware on June 27, 2023 (the “Certificate of Amendment”).

Effects of the Reverse Split

Effective Date; Symbol; CUSIP Number. The Reverse Split took effect at 12:01 a.m. Eastern Standard Time on June 29, 2023, and was reflected with the Nasdaq Capital Market (“Nasdaq”) and in the marketplace at the open of business on June 29, 2023 (the “Effective Date”), whereupon the shares of common stock began trading on a split-adjusted basis. In connection with the Reverse Split, the Company’s common stock will continue to trade on Nasdaq under the symbol “MRAI” but will trade under a new CUSIP Number, 571354208.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s common stock held by each shareholder were converted automatically into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such shareholder immediately prior to the Reverse Split, divided by (ii) four.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one additional whole share of the post-Reverse Split common stock to any shareholder who otherwise would have received a fractional share as a result of the Reverse Split.

State Filing. The Reverse Split was effected by the Company filing the Certificate of Amendment with the Secretary of State of the State of Delaware on June 27, 2023. The Certificate was not effective until the Effective Date. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Capitalization. Prior to the Effective Date of the Certificate, the Company was authorized to issue227,791,050 shares of common stock and the Reverse Split has no impact on such amount. As of June 28, 2023 (immediately prior to the Effective Date), there were 29,012,464 shares of common stock outstanding. As a result of the Reverse Split, there will be approximately 7,253,116 shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Split will not have any effect on the stated par value of the common stock.

Each shareholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Split.

All options, convertible securities, unvested shares of restricted stock and warrants of the Company outstanding immediately prior to the Reverse Split will be appropriately adjusted by dividing the number of shares of common stock into which the options, convertible securities, unvested shares of restricted stock, restricted stock units and warrants are exercisable or convertible by four and multiplying the exercise or conversion price thereof by four, as a result of the Reverse Split.

Item 8.01 Other Events.

On June 28, 2023, the Company issued a press release announcing the Reverse Split. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of the Company
99.1	Press release of Marpai, Inc., dated June 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date:	June 29, 2023	By:	/s/ Edmundo Gonzalez
Name: Edmundo Gonzalez Title: Chief Executive Officer